Exhibit 10.2

FORM OF

NONQUALIFIED STOCK OPTION AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

INSIGNIA SYSTEMS, INC.

2013 OMNIBUS STOCK AND INCENTIVE PLAN

You have been granted an option to purchase shares of the Company, subject to the terms and conditions of the Company’s 2013 Omnibus Stock and Incentive Plan (the “Plan”) and the Option Agreement set forth below, as follows:

Name of Optionee:

Date of Grant:	, 20

Total number of Option Shares:	Shares of Common Stock(1)

Exercise price per share:	$ [Fair Market Value on Date of Grant]

Expiration date of option*:	, 20 [10th anniversary]

Vesting Schedule:	First Exercisable	Number of Option Shares

	Date of Grant	100%

* Subject to earlier expiration as provided below.

THIS AGREEMENT, made effective as of this       day of                       , 20    , by and between Insignia Systems, Inc., a Minnesota corporation (the “Company”), and                              (“Optionee”).

W I T N E S S E T H:

WHEREAS, Optionee on the date hereof is a non-employee director of the Company or one of its Subsidiaries; and

WHEREAS, the Company wishes to grant a nonqualified stock option to Optionee to purchase shares of the Company’s Common Stock pursuant to the Company’s 2013 Omnibus Stock and Incentive Plan (the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors (“Committee”) has authorized the grant of a nonqualified stock option to Optionee;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

(1) Per Section 4(d)(iv) of the Plan, non-employee directors may not be granted Awards in the aggregate that exceed 25% of Shares available under the Plan.

1.              Grant of Option. Insignia Systems, Inc., a Minnesota corporation (together with all successors thereto, the “Company”), hereby grants to the Optionee, who is a Director of the Company and is not an employee of the Company, an option (the “Stock Option”) to purchase on or prior to the expiration date specified above, subject to earlier termination as is specified herein (the “Option Period”), all or any part of the number of shares indicated above (the “Option Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”), at the per share option exercise price specified above, which shall be the Fair Market Value on the date of grant (the “Exercise Price”), subject to the terms and conditions set forth in this Option Agreement (the “Agreement”) and in the Company’s 2013 Omnibus Stock and Incentive Plan, as may be amended from time to time (the “Plan”). This Stock Option is not intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

2.              Acceptance. Your execution of this Agreement will indicate your acceptance of and your willingness to be bound by its terms. This Agreement imposes no obligation upon you to purchase any of the Option Shares. Your obligation to purchase Option Shares can arise only upon your exercise of this Option in the manner set forth in Section 4 below. This Option may not be exercised unless you have executed and returned this Agreement to the Company.

3.              Duration and Exercisability.

a.                                      General. The term during which this Option may be exercised shall terminate on the close of business on                        , 20     [10th anniversary], except as otherwise provided in Sections 3(b) and 3(c) below. This Option shall become immediately exercisable upon the date of grant. Once the Option becomes exercisable, Optionee may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Optionee is otherwise entitled to purchase.

b.                                      Continuous Relationship with the Company Required. Except as otherwise provided in Section 3(c) below, this Option may not be exercised unless the Optionee, at the time of exercise, is, and has been at all times since the date of grant, a Director of the Company.  If Optionee’s service as a Director of the Company ceases for any reason except as provided in Section 3(c) below, this Option shall completely terminate on the earlier of (i) the close of business on the 90th day after such termination, and (ii) the expiration date of this Option stated in Section 3(a) above. Optionee’s service as a Director shall be deemed to have ceased on the earliest of the following: (i) death; (ii) resignation; (iii) removal by the Company’s shareholders; (iv) disqualification; or (v) the date his or her successor is elected and qualifies. In such period following the cessation of Optionee’s service as a Director, this Option shall be exercisable only to the extent the Option was exercisable on the date of such cessation, but had not previously been exercised. To the extent this Option was not exercisable upon such cessation of Optionee’s service as a Director, or if Optionee does not exercise the Option within the time specified in this Section 3(b) or Section 3(c) below, all rights of Optionee under this Option shall be forfeited.

c.                                       Death. In the event of Optionee’s death, this Option shall terminate on the close of business on the one-year anniversary date of the date of Optionee’s death. In such period following Optionee’s death, this Option shall be exercisable by the person or persons to whom Optionee’s rights under this Option shall have passed by Optionee’s will or by the laws of descent and distribution only to the extent the Option was exercisable at the time of Optionee’s death. To the extent this Option was not exercisable upon the date of Optionee’s death, or if such person or persons do not exercise this Option within the time specified in this Section 3(c), all rights under this Option shall be forfeited.

4.              Manner of Exercise.

a.                                      General. The Option may be exercised only by Optionee (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Committee or Board of Directors may deem advisable, by delivering within the Option Period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the Option Period as provided herein.

b.                                      Form of Payment. Subject to approval by the Committee, the Exercise Price for Shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Exercise Price and the number of Option Shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include: (a) cash; (b) check or wire transfer; (c) tendering shares of Common Stock already owned by the Optionee, provided that the such shares have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes or were not acquired from the Company as compensation; (d) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option Exercise Price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or (e) such other consideration as the Committee may permit in its sole discretion.

Optionee may execute a “cashless exercise” of an Option.  In the event of a cashless exercise, the Optionee shall surrender the Option to the Company, and the Company shall issue the Optionee the number of shares determined as set forth below:

X=Y(A-B)/A

Where:

X=the number of shares to be issued to the Optionee.

Y=the number of shares with respect to which the Option is being exercised.

A=the Fair Market Value on the date of exercise.

B=the Option Exercise Price.

5.              Transferability of Option. During the lifetime of Optionee, the accrued Option shall be exercisable only by Optionee or by the Optionee’s guardian or other legal representative, and shall not be assignable or transferable by Optionee, in whole or in part, other than by will or by the laws of descent and distribution.  Any attempt to transfer or encumber this Option or the Option Shares shall be null and void and shall void this Option.

6.              This Option Subject to Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan.  The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

7.              Securities Matter and Certain Transactions.

a.                                      Shares Reserved. The Company shall at all times during the Option Period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

b.                                      Rights as Shareholder. This Agreement shall not confer on Optionee any right with respect to the continuance of any relationship with the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate any such relationship. Optionee shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Optionee upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4(c) of the Plan.

c.                                       Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock, whether or not in certificated form, pursuant to such exercise will not violate any state or federal securities or other laws. Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Optionee’s own account without a view to any further distribution thereof and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

d.                                      Stock Legend. The Board may require that the certificates or evidence for any shares of Common Stock purchased by Optionee (or, in the case of death, Optionee’s successors) shall bear an appropriate legend to reflect the restrictions of Sections 7(c) and 7(f)-(g) of this Agreement.

e.                                       Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 4(c) of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Optionee’s rights with respect to any unexercised portion of the Option (i.e., Optionee shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).

f.                                        Change in Control. For purposes of this Section 7(f), the term “Change in Control” shall have the meaning set forth in Section 2 of the Plan. Upon the occurrence of a Change in Control, the Committee, in its sole and absolute discretion, and without the consent of the Optionee, shall have the right to make adjustments and modifications to this Option pursuant to Section 9(g) of the Plan.

g.                                       Accounting Compliance. Optionee agrees that, if a reclassification, reorganization, liquidation or other transaction described in Section 4(c) of the Plan occurs and Optionee is an “affiliate” of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such transaction, Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

h.                                      Withholding Taxes. In order to permit the Company to comply with all applicable federal, state, local or foreign payroll, withholding, income or other tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal state, local or foreign payroll, withholding, income or other taxes are withheld from any amounts payable by the Company to Optionee. If the Company is unable to withhold such federal or other taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or other applicable law. Optionee may, subject to the approval and discretion of the Board of Directors or such administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company’s Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to Optionee. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the exercise of this Option. In no event may the Company withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.

8.              Miscellaneous.

a.                                      Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

b.                                      Governing Law. This Agreement and all rights and obligations hereunder shall be construed in accordance with the Plan and governed by the laws of the State of Minnesota.

c.                                       Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.

d.                                      Amendment and Waiver. This Agreement may be amended, waived, modified or canceled by the Committee at any time, provided that all such amendments, waivers, modifications or cancellations shall comply with and not be prohibited by the provisions of the Plan, and any amendment, waiver, modification or cancellation that has an adverse effect on your rights under this Agreement shall be with your consent in a written instrument executed by you and the Company.

e.                                       Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

INSIGNIA SYSTEMS, INC.

By:
Its:
OPTIONEE:
[Printed Name]

[Signature]